UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2018

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Ambac Financial Group, Inc. (the “Company”) was held on May 18, 2018. Represented at the meeting were 37,513,346 shares, or approximately 83%, of the Company’s 45,332,214 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.
The Company’s stockholders elected the seven (7) director nominees named below to a term expiring at the 2019 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Name	Number of Votes For	Votes Withheld	Broker Non-Votes
Alexander D. Greene	27,366,966	1,209,638	8,936,742
Ian D. Haft	27,404,276	1,172,328	8,936,742
David Herzog	27,472,719	1,103,885	8,936,742
Claude LeBlanc	28,363,330	213,274	8,936,742
C. James Prieur	27,336,634	1,239,970	8,936,742
Jeffrey S. Stein	27,322,233	1,254,371	8,936,742
Joan Lamm-Tennant	27,496,332	1,080,272	8,936,742

2.	The Company’s stockholders approved, by advisory (non-binding vote), the compensation of our named executive officers, as disclosed in the Company’s 2018 Proxy Statement, with the following vote:

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
24,748,196	2,572,284	1,256,124	8,936,742

3.	The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018 with the following vote:

Number of Votes For	Votes Against	Abstentions
37,188,762	282,472	42,112

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	May 18, 2018	By:	/s/ William J. White
First Vice President, Secretary, and Assistant General Counsel

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